Exhibit 32.1

CERTIFICATIONS OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cameron Durrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of KaloBios Pharmaceuticals, Inc. for the quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name:	Cameron Durrant
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	September 1, 2016